SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 22, 2004

DRESSER, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-60778	75-2795365
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15455 Dallas Parkway, Suite 1100

Addison, Texas 75001

(Address of principal executive offices) (zip code)

(972) 361-9800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 22, 2004, Dresser, Inc. (“the Company”) announced that the Board of Directors appointed Chairman Patrick M. Murray as Chief Executive Officer, effective immediately. Mr. Murray replaces President and Chief Executive Officer Steven G. Lamb, who has left the Company effective December 21, 2004. The Board of Directors also appointed John P. Ryan as President and Chief Operating Officer of the Company, effective immediately.

Mr. Murray will continue as Chairman of the Board of Directors, a position he has held since May 2004. From April 2001 to April 2004, Mr. Murray served as Chief Executive Officer of Dresser, Inc. and from April 2001 to November 2002, he served as President of Dresser, Inc. From September 1998 to April 2001, Mr. Murray served as President of Dresser Equipment Group, Inc. Previously, Mr. Murray served as Vice President, Strategic Initiatives of Dresser Industries, Inc. and Vice President, Operations of Dresser Industries, Inc. Mr. Murray has also served as President of Sperry-Sun Drilling Services and the Controller of NL Industries, a manufacturer of titanium dioxide. Mr. Murray joined NL Industries in 1973 as a systems application consultant and has served in a variety of increasingly senior management positions with NL Industries, Baroid Corporation and Dresser Industries. Mr. Murray is currently a director of Precision Drilling Corporation and Harvest Natural Resources, Inc.

Mr. Ryan will continue to oversee the Company’s Dresser Wayne business unit until his successor is named. Mr. Ryan has served as President of Dresser Wayne since 1996 and became Vice President of Dresser, Inc. in 2001. Mr. Ryan joined the Company as a National Accounts Sales Manager in 1987, worked in field sales and national sales and became Vice President of Sales in 1991. Prior to working at Dresser Wayne, Mr. Ryan worked for 10 years with Goulds Pumps Inc. in various sales capacities in Singapore and the United States.

The Company intends to enter into new employment agreements with Messrs. Murray and Ryan; however, the employment agreement terms are not available at the time of this filing. The Company will file an amendment to this Form 8-K disclosing the terms of such employment agreements when the information becomes available.

A copy of the press release announcing Mr. Lamb’s departure and the appointments of Messrs. Murray and Ryan is attached hereto as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2004	Dresser, Inc.

/s/ PATRICK M. MURRAY
Patrick M. Murray
Chief Executive Officer and Chairman of the Board

/s/ JAMES A. NATTIER
James A. Nattier
Executive Vice President and Chief Financial Officer

/s/ THOMAS J. KANUK
Thomas J. Kanuk
Corporate Controller and Chief Accounting Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release.

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